EXHIBIT 5.1


                                     WALKERS
                                Attorneys-at-Law

                          P.O. Box 265GT, Walker House,
                          Grand Cayman, Cayman Islands
               Tel.  (345) 949-0100          Fax:  (345) 949-7886
                           Email:  info@walkers.com.ky


December 19, 2001


Transocean Sedco Forex Inc.
4 Greenway Plaza
Houston
Texas  77045
United States of America


Gentlemen,

VALIDITY OF ISSUE OF ORDINARY SHARES OF TRANSOCEAN SEDCO FOREX INC., A CAYMAN ISLANDS EXEMPTED COMPANY.

We have acted as special Cayman Islands counsel to Transocean Sedco Forex Inc., a Cayman Islands exempted company ("TRANSOCEAN"), in connection with a reservation of Transocean ordinary shares, of a par or nominal value of US$0.01 per share ("ORDINARY SHARES"), to be issued under the terms of its Long-Term Incentive Plan (the "LTIP") and its Employee Stock Purchase Plan (the "ESPP"). Under the amendment to the LTIP, Transocean reserved an additional 6,200,000 Ordinary Shares for issuance. Under the amendment to the ESPP, Transocean reserved an additional 750,000 Ordinary Shares for issuance.

We have been asked to provide this legal opinion to you in connection with Transocean's filing of Registration Statements on Form S-8, pursuant to the Securities Act of 1933, as amended, to register the additional shares issuable under the LTIP and the ESPP.

For the purposes of giving this opinion, we have examined the documents listed in Schedule 1.

In giving this opinion, we have relied upon the assumptions set out in Schedule 2 hereto, which we have not independently verified.

We are Attorneys-at-Law in the Cayman Islands and express no opinion as to any laws other than the laws of the Cayman Islands in force and as interpreted at the date hereof.

Based upon the foregoing examinations and assumptions and upon such searches as we have conducted and having regard to legal considerations which we deem relevant, we are of the opinion that under the laws of the Cayman Islands:

When issued and sold pursuant to the provisions of the LTIP and the ESPP, as applicable, the Ordinary Shares will be recognized as having been duly authorised, and validly issued, fully paid and non-assessable.

This opinion is limited to the matters referred to herein and shall not be construed as extending to any other matter or document not referred to herein. This opinion is governed by and shall be construed in accordance with the laws of the Cayman Islands.


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We  hereby  consent  to  the  filing  of  this  opinion  as  an  exhibit  to the
Registration Statements on Form S-8 that are referred to herein. In giving this consent we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the SEC thereunder.

Yours  faithfully,



/s/  WALKERS
-----------------------------
WALKERS


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                                   SCHEDULE 1

                           LIST OF DOCUMENTS EXAMINED

1.   The  Memorandum  and  Articles  of  Association  of  Transocean.

2. The Resolutions adopted by the Board of Directors of Transocean pursuant to their meeting of December 13, 2001.

3. Such other documents as we have considered necessary for the purposes of rendering this opinion.

The document at paragraph 2 above is referred to in this opinion as the "RESOLUTION".


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                                   SCHEDULE 2

                                   ASSUMPTIONS

The opinions hereinbefore given are based upon the following assumptions insofar as each such assumption may relate to the opinions given:

1. All original documents are authentic, that all signatures and seals are genuine, that all documents purporting to be sealed have been so sealed and that all copies conform to their originals.

2. The Minute Book of Transocean supplied to us on 18 December, 2001 by Transocean contain a complete record of the business transacted by it.

3. The corporate records of Transocean supplied to us on 18 December, 2001 by Transocean constitute its complete corporate records and that all matters required by law to be recorded therein are so recorded.

4. From the date of the Resolution, no corporate or other action has been taken by Transocean to amend, alter or repeal the Resolution.


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